Exhibit 10.28

FIRST AMENDMENT TO OPTION AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to the Option Agreement, dated May 29, 2019, (the “Agreement”) by and between Chiesi Farmaceutici S.p.A., a corporation existing under the laws of Italy having its registered office at Via Palermo 26/A, 43122 Parma, Italy (“Chiesi”), and InhibRx, Inc., a corporation existing under the laws of the State of Delaware, having its principal office at 11025 N. Torrey Pines Rd, Suite 200 La Jolla, CA 92037 (“InhibRx”), is made effective as of August 19, 2019 (the “First Amendment Effective Date”).

WHEREAS, Chiesi and InhibRx desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

1. Amendments. Effective as of the First Amendment Effective Date, the Agreement is hereby amended as follows:

a. In Section 2.2.1, the phrase “occurrence of the Contract Conditions” is replaced with the phrase “First Amendment Effective Date.”

b. In Section 2.3, the parenthetical “(or upon the occurrence of the Contract Conditions would conflict with or preclude the exercise of)” is deleted.

c. In each of Sections 5.1, 5.2, and 5.3, the phrase “Upon the occurrence of the Contract Conditions,” is deleted.

d. Section 6.1 is deleted in its entirety and replaced with the following:

6.1 Option Initiation Payment. In consideration for InhibRx granting to Chiesi the Option set forth in this Agreement, Chiesi shall pay to InhibRx a one-time non-creditable payment of Ten Million Dollars ($10,000,000 USD) within five (5) days of the First Amendment Effective Date (the “Option Initiation Payment”).

e. The sub-heading and text of Section 11.2 of the Agreement is deleted in its entirety and replaced with “Reserved.”

f. In Appendix A (Definitions), the defined term “Contract Conditions” and corresponding definition is deleted in its entirety.

g. In Appendix A (Definitions), the defined term “IPO” and corresponding definition is deleted in its entirety.

h. Exhibit A (Form of Stock Purchase Agreement) is deleted in its entirety.

2. Ratification of Agreement. Except as expressly set forth herein, the Agreement, as amended, shall remain unmodified and in full force and effect in all other respects.

3. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment by their duly authorized representative, effective as of the First Amendment Effective Date.

CHIESI FARMACEUTICI S.P.A.	INHIBRX, INC.

By:	/s/ Paolo Chiesi	By:	/s/ Mark Lappe

Name:	Paolo Chiesi	Name:	Mark Lappe

Title:	V.P.–R&D Director	Title:	CEO

Date:	8/14/19	Date:	8/7/19

CHIESI FARMACEUTICI S.P.A.

By:	/s/ Alberto Chiesi

Name:	Alberto Chiesi

Title:	President

Date:	8/19/19